Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2023 Results

Consolidated Net Sales Decline of 10.6%
Core Net Sales Decline of 10.0% From Fiscal 2022; Growth of 23.9% From Fiscal 2020
GAAP Diluted EPS of $2.15; Core Adjusted Diluted EPS of $2.75
Core Adjusted Diluted EPS Decline of 26.1% From Fiscal 2022; Decline of 7.7% From Fiscal 2020

Updates Fiscal 2023 Net Sales and Diluted EPS Outlook:
Consolidated Net Sales to $2.025-$2.050 Billion
Consolidated Diluted EPS to $4.82-$5.11; Consolidated Adjusted Diluted EPS to $9.20-$9.40

Provides Update on Project Pegasus

El Paso, Texas, January 5, 2023 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name home, outdoor, health, wellness, and beauty products, today reported results for the three-month period ended November 30, 2022.

Executive Summary – Third Quarter of Fiscal 2023 Compared to Fiscal 2022, Fiscal 2021 and Fiscal 2020

•Consolidated net sales revenue was $558.6 million, a decrease of 10.6% from fiscal 2022, a decrease of 12.4% from fiscal 2021, and an increase of 17.7% from fiscal 2020

•Core business net sales decrease of 10.0% from fiscal 2022, a decrease of 9.6% from fiscal 2021, and an increase of 23.9% from fiscal 2020

•GAAP diluted EPS of $2.15, compared to $3.10 for the same period last year, $3.34 for fiscal 2021, and $2.71 for fiscal 2020

•Non-GAAP Core adjusted diluted EPS of $2.75, a decrease of 26.1% from fiscal 2022, a decrease of 23.8% from fiscal 2021, and a decrease of 7.7% from fiscal 2020

•Non-GAAP adjusted diluted EPS of $2.75, a decrease of 26.1% from fiscal 2022, a decrease of 26.9% from fiscal 2021, and a decrease of 11.9% from fiscal 2020

Julien R. Mininberg, Chief Executive Officer, stated: “While the operating environment remained difficult, our third quarter financial performance exceeded our expectations. Gross margin and cash flow improved significantly during the quarter, and our efforts to reduce inventory have resulted in inventory levels that are now below where we finished last fiscal year. On a fiscal year-to-date basis, core net sales are up 33.1% on a three-year stack vs. the pre-Covid base of fiscal year 2020. Over those same nine months, core adjusted diluted EPS is up 6.6% on a three-year stack despite the negative impacts this fiscal year from inflation, higher interest rates, and lower operating leverage.”

“Regarding our outlook for this fiscal year, we are raising the bottom of our range for both sales and adjusted EPS. Consumption remains soft in certain of our categories and some retailers are continuing to reduce their orders as they sell down their inventory. We are, however, encouraged to see trade inventory at some key retailers start to better align with sell through, as well as stabilization and modest improvement in market share for certain categories such as Beauty appliances.”

Mr. Mininberg continued: “During the quarter, we made significant progress on each of the workstreams comprising Project Pegasus. Under the organizational workstream, today we are announcing three major changes intended to streamline and simplify the organization. First, we are combining Beauty and Health & Wellness into a single reportable segment that will be referred to and reported as “Beauty & Wellness.” Second, we are creating a North America Regional Market Organization (RMO) that will be responsible for sales and go to market for all categories and channels in the United States and Canada. Third, we are further centralizing certain functions under shared services, especially in Operations and Finance. Consistent with our strategic choices throughout the transformation, our business segments will be even more focused on brand development, consumer-centric innovation and marketing. The RMOs will execute on go-to-market strategies and shared services will be even more centralized. We believe these and the other Pegasus workstreams will increase our effectiveness and the savings will provide fuel to reinvest in returning to growth under our value creation flywheel.”

	Three Months Ended November 30,
(in thousands) (unaudited)	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$246,135	$203,900	$174,849	$624,884
Organic business (1)	(57,262)	(22,046)	(36,242)	(115,550)
Impact of foreign currency	(3,191)	(1,371)	(2,512)	(7,074)
Acquisition (2)	43,255	—	13,091	56,346
Change in sales revenue, net	(17,198)	(23,417)	(25,663)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$180,483	$149,186	$558,606

Total net sales revenue growth (decline)	(7.0)%	(11.5)%	(14.7)%	(10.6)%
Organic business	(23.3)%	(10.8)%	(20.7)%	(18.5)%
Impact of foreign currency	(1.3)%	(0.7)%	(1.4)%	(1.1)%
Acquisition	17.6%	—%	7.5%	9.0%

Operating margin (GAAP)
Fiscal 2023	13.5%	11.8%	16.8%	13.8%
Fiscal 2022	17.6%	6.7%	19.0%	14.4%
Adjusted operating margin (non-GAAP)
Fiscal 2023	17.4%	11.8%	21.1%	16.6%
Fiscal 2022	19.4%	10.7%	20.9%	17.0%

	Three Months Ended November 30,				% Change
(in thousands, except per share data) (unaudited)	2022	2021	2020	2019	FY23/FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$558,606	$624,884	$637,737	$474,737	(10.6)%	(12.4)%	17.7%
Core business net sales revenue (3)	558,606	620,509	617,766	450,742	(10.0)%	(9.6)%	23.9%
Leadership Brand net sales revenue (4)	451,500	506,982	508,210	379,604	(10.9)%	(11.2)%	18.9%
Online channel net sales revenue (5)	145,577	141,233	152,562	114,193	3.1%	(4.6)%	27.5%

Consolidated Diluted EPS	$2.15	$3.10	$3.34	$2.71	(30.6)%	(35.6)%	(20.7)%
Consolidated Adjusted Diluted EPS (non-GAAP) (6)	2.75	3.72	3.76	3.12	(26.1)%	(26.9)%	(11.9)%
Core Adjusted Diluted EPS (non-GAAP) (3) (6)	2.75	3.72	3.61	2.98	(26.1)%	(23.8)%	(7.7)%

	Nine Months Ended November 30,				% Change
(in thousands, except per share data) (unaudited)	2022	2021	2020	2019	FY23/FY22	FY23/FY21	FY23/FY20
Consolidated net sales revenue	$1,588,084	$1,641,335	$1,589,424	$1,265,067	(3.2)%	(0.1)%	25.5%
Core business net sales revenue (3)	1,588,084	1,611,098	1,526,995	1,193,454	(1.4)%	4.0%	33.1%
Leadership Brand net sales revenue (4)	1,338,849	1,329,858	1,288,614	1,012,346	0.7%	3.9%	32.3%
Online channel net sales revenue (5)	372,762	369,007	398,175	299,901	1.0%	(6.4)%	24.3%

Consolidated Diluted EPS	$4.45	$7.52	$9.14	$6.15	(40.8)%	(51.3)%	(27.6)%
Consolidated Adjusted Diluted EPS (non-GAAP) (6)	7.44	9.85	10.05	7.42	(24.5)%	(26.0)%	0.3%
Core Adjusted Diluted EPS (non-GAAP) (3) (6)	7.44	9.67	9.58	6.98	(23.1)%	(22.3)%	6.6%

During the fourth quarter of fiscal 2020, the Company committed to a plan to divest certain assets within its Beauty segment's mass channel personal care business (“Personal Care”). On June 7, 2021, the Company completed the sale of its North America Personal Care business and on March 25, 2022, the Company completed the sale of the Latin America and Caribbean Personal Care business. The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core. Accordingly, sales from the Personal Care business were included in Non-Core business for all historical periods presented. As a result of these dispositions, the Company no longer has any results of operations from Non-Core business or any assets or liabilities classified as held for sale.

	Three Months Ended November 30,
(in thousands) (unaudited)	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$246,135	$203,900	$174,849	$624,884
Core business (3)	(17,198)	(23,417)	(21,288)	(61,903)
Non-Core business (Personal Care) (3)	—	—	(4,375)	(4,375)
Change in sales revenue, net	(17,198)	(23,417)	(25,663)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$180,483	$149,186	$558,606

Total net sales revenue decline	(7.0)%	(11.5)%	(14.7)%	(10.6)%
Core business	(7.0)%	(11.5)%	(12.2)%	(9.9)%
Non-Core business (Personal Care)	—%	—%	(2.5)%	(0.7)%

Consolidated Results - Third Quarter Fiscal 2023 Compared to Third Quarter Fiscal 2022

•Consolidated net sales revenue decreased $66.3 million, or 10.6%, to $558.6 million compared to $624.9 million. The decline was primarily driven by a decrease from Organic business of $115.6 million, or 18.5%. The Organic business decrease primarily reflects lower sales in all segments due to lower consumer demand, shifts in consumer spending patterns, reduced orders from retail customers due to higher trade inventory levels, the unfavorable comparative impact of approximately $15 million from earlier than typical customer orders in the third quarter of fiscal 2022 as retailers accelerated orders to try to avoid supply chain disruptions during the prior year holiday season, and a net sales revenue decline of $4.4 million in Non-Core business due to the sale of the Personal Care business. These factors were partially offset by the favorable impact of customer price increases related to rising freight and product costs, higher closeout channel sales in the Home & Outdoor segment and an increase in sales of humidification products in the Health & Wellness segment. The Organic business decline was partially offset by the contribution from the acquisitions of Osprey of $43.3 million and Curlsmith of $13.1 million, or 9.0% to consolidated net sales revenue.

•Consolidated gross profit margin increased 2.1 percentage points to 45.9%, compared to 43.8%. The increase in consolidated gross profit margin was primarily due to a favorable mix of more Home & Outdoor sales within consolidated net sales revenue, a more favorable customer mix within the Home & Outdoor segment, and a more favorable product mix within the Beauty segment primarily due to the acquisition of Curlsmith. These factors were partially offset by a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey and the net dilutive impact of inflationary costs and related customer price increases.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 0.9 percentage points to 30.3%, compared to 29.4%. The increase in the consolidated SG&A ratio was primarily due to unfavorable operating leverage, higher salary and wage costs, higher marketing expense, increased amortization expense, higher outbound freight costs, and higher share-based compensation expense. These factors were partially offset by a gain from insurance recoveries on damaged inventory of $9.7 million, reduced annual incentive compensation expense, the favorable leverage impact of customer price increases related to inflationary costs, a decrease in EPA compliance costs of $2.9 million, and the favorable comparative impact of acquisition-related expense incurred in connection with the Osprey transaction during the prior year period.

•Consolidated operating income was $77.2 million, or 13.8% of net sales revenue, compared to $90.0 million, or 14.4% of net sales revenue. The 0.6 percentage point decrease in consolidated operating margin was primarily due to unfavorable operating leverage, restructuring charges of $10.5 million, the unfavorable impact of less Beauty segment sales within consolidated net sales revenue, a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey, higher salary and wage costs, an increase in outbound freight costs, increased amortization expense, and higher share-based compensation expense. These factors were partially offset by a gain from insurance recoveries on damaged inventory of $9.7 million, reduced annual incentive compensation expense, a decrease in EPA compliance costs of $2.8 million, the favorable comparative impact of acquisition-related expense incurred in connection with the Osprey transaction during the prior year period, a more favorable customer mix within the Home & Outdoor segment, and a more favorable product mix within the Beauty segment primarily due to the acquisition of Curlsmith.
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•Interest expense was $13.1 million, compared to $3.2 million. The increase in interest expense was primarily due to higher average levels of debt outstanding, including borrowings to fund the acquisitions of Osprey and Curlsmith as well as construction of the previously-announced new distribution center in Tennessee, and higher average interest rates compared to the same period last year.

•Income tax expense as a percentage of income before income tax was 19.1% compared to 12.9%, primarily due to lower forecasted annual income before income tax and shifts in the mix of income in various tax jurisdictions, which were partially offset by increased tax benefits for discrete items.

•Net income was $51.8 million, compared to $75.7 million. Diluted EPS was $2.15, compared to $3.10. Diluted EPS decreased primarily due to lower operating income in the Home & Outdoor and Beauty segments, higher interest expense and an increase in the effective income tax rate. These factors were partially offset by higher operating income in the Health & Wellness segment and lower weighted average diluted shares outstanding.

•Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) decreased 10.8% to $99.7 million compared to $111.8 million.

On an adjusted basis for the third quarters of fiscal 2023 and 2022, excluding acquisition-related expenses, EPA compliance costs, gain from insurance recoveries, restructuring charges, amortization of intangible assets, and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $13.4 million, or 12.7%, to $92.7 million, or 16.6% of net sales revenue, compared to $106.1 million, or 17.0% of net sales revenue. The 0.4 percentage point decrease in adjusted operating margin is primarily driven by unfavorable operating leverage, the unfavorable impact of less Beauty segment sales within consolidated net sales revenue, a less favorable product mix within the Home & Outdoor segment due to the acquisition of Osprey, higher salary and wage costs, and an increase in outbound freight costs. These factors were partially offset by reduced annual incentive compensation expense, a more favorable customer mix within the Home & Outdoor segment, and a more favorable product mix within the Beauty segment primarily due to the acquisition of Curlsmith.

•Adjusted income decreased $24.4 million, or 26.9%, to $66.3 million, compared to $90.6 million for the same period last year. Adjusted diluted EPS decreased 26.1% to $2.75 compared to $3.72. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income, higher interest expense and an increase in the effective income tax rate. These factors were partially offset by lower weighted average diluted shares outstanding.

Segment Results - Third Quarter Fiscal 2023 Compared to Third Quarter Fiscal 2022

Home & Outdoor net sales revenue decreased $17.2 million, or 7.0%, to $228.9 million, compared to $246.1 million. The decline was driven by a decrease from Organic business of $57.3 million, or 23.3%, primarily due to declines in sales related to lower consumer demand driven by shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels, the unfavorable comparative impact of earlier than typical customer orders in the third quarter of fiscal 2022 as retailers accelerated orders to try to avoid supply chain disruptions during the prior year holiday season, and lower sales in the club channel. These factors were partially offset by higher sales in the closeout channel and the favorable impact of customer price increases related to rising freight and product costs. The Organic business decline was partially offset by the contribution of $43.3 million from the acquisition of Osprey. Operating income was $30.8 million, or 13.5% of segment net sales revenue, compared to $43.2 million, or 17.6% of segment net sales revenue. The 4.1 percentage point decrease in segment operating margin was primarily due to the impact of the acquisition of Osprey, which has a lower operating margin than the rest of the Home & Outdoor segment, increased salary and wage costs, restructuring charges of $5.1 million, and unfavorable operating leverage. These factors were partially offset by reduced annual incentive compensation expense, a decrease in distribution expense, the net impact of inflationary costs and related customer price increases, lower inventory obsolescence expense, and a more favorable customer mix. Adjusted operating income decreased 16.5% to $39.9 million, or 17.4% of segment net sales revenue, compared to $47.7 million, or 19.4% of segment net sales revenue.

Health & Wellness net sales revenue decreased $23.4 million, or 11.5%, to $180.5 million, compared to $203.9 million. The decline was driven by a decrease from Organic business of $22.0 million, or 10.8%, primarily due to lower sales of thermometry, seasonal categories, water filtration, and air filtration products primarily driven by lower consumer demand, shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels. These factors were partially offset by an increase in sales of humidification products, growth in international sales, and the impact of customer price increases related to rising freight and product costs. Operating income was $21.3 million, or 11.8% of segment net sales revenue, compared to $13.6 million, or 6.7% of segment net sales revenue. The 5.1 percentage point increase in segment operating margin was primarily due to a gain from insurance recoveries on damaged inventory of $8.2 million, a decrease in EPA compliance costs of $2.8 million, lower inventory obsolescence expense, the net impact of inflationary costs and related customer price increases, decreased annual incentive compensation expense, reduced salary and wage costs, lower outbound freight costs, and an increase in duty refunds received. These factors were partially offset by unfavorable operating leverage, restructuring charges of $2.9 million, and higher distribution expense. Adjusted operating income decreased 2.1% to $21.3 million, or 11.8% of segment net sales revenue, compared to $21.8 million, or 10.7% of segment net sales revenue.

Beauty net sales revenue decreased $25.7 million, or 14.7%, to $149.2 million, compared to $174.8 million. The decline was driven by a decrease from Organic business of $36.2 million, or 20.7%. The Organic business decrease was primarily due to reduced hair appliances category sales driven by lower consumer demand, shifts in consumer spending patterns and reduced orders from retail customers due to higher trade inventory levels, the unfavorable comparative impact of earlier than typical customer orders in the third quarter of fiscal 2022 as retailers accelerated orders to try to avoid supply chain disruptions during the prior year holiday season, and a decline in Non-Core business net sales revenue due to the sale of the Personal Care business. These factors were partially offset by the impact of customer price increases related to rising freight and product costs and $13.1 million from the acquisition of Curlsmith. Operating income was $25.1 million, or 16.8% of segment net sales revenue, compared to $33.2 million, or 19.0% of segment net sales revenue. The 2.2 percentage point decrease in segment operating margin was primarily due to unfavorable operating leverage, increased salary and wage costs, restructuring charges of $2.5 million, higher share-based compensation expense, the net dilutive impact of inflationary costs and related customer price increases, an increase in inventory obsolescence expense, higher distribution expense, increased outbound freight costs, and an increase in amortization expense. These factors were partially offset by decreased annual incentive compensation expense, a gain from insurance recoveries on damaged inventory of $1.5 million, favorable foreign exchange impacts, and a more favorable product mix primarily due to the acquisition of Curlsmith. Adjusted operating income decreased 14.0% to $31.5 million, or 21.1% of segment net sales revenue, compared to $36.6 million, or 20.9% of segment net sales revenue.

Balance Sheet and Cash Flow Highlights - Third Quarter Fiscal 2023 Compared to Third Quarter Fiscal 2022

•Cash and cash equivalents totaled $45.3 million, compared to $44.3 million.

•Accounts receivable turnover was 70.6 days, compared to 70.4 days.

•Inventory was $536.8 million, compared to $585.8 million. Trailing twelve-month inventory turnover was 2.1 times, compared to 2.3 times.

•Total short- and long-term debt was $1,080.5 million, compared to $447.5 million, primarily due to the acquisitions of Osprey and Curlsmith as well as investments in construction of the new distribution center.

•Net cash provided by operating activities for the first nine months of the fiscal year was $49.5 million, compared to net cash used by operating activities of $5.1 million for the same period last year.

•For the first nine months of the fiscal year, net cash used by investing activities of $290.7 million included investments to acquire Curlsmith for $147.9 million and capital asset expenditures of $125.8 million for construction of the new distribution center.

Restructuring Plan

The Company previously announced a global restructuring plan intended to expand operating margins through initiatives designed to improve effectiveness and efficiency (collectively referred to as “Project Pegasus”). Project Pegasus, under the leadership of the Chief Operating Officer, Noel Geoffroy, and with advice from a premium global consulting firm, includes initiatives to further optimize the Company's brand portfolio, streamline and simplify the organization, accelerate cost of goods savings projects, enhance the efficiency of its supply chain network, optimize its indirect spending, and improve its cash flow and working capital, as well as other activities. The Company anticipates these initiatives will create operating efficiencies, as well as provide a platform to fund future growth investments.

As part of the Pegasus workstream focused on streamlining and simplifying the organization, the Company is announcing three major changes to the structure of its organization. The first change results in combining the Beauty and Health & Wellness businesses into a single reportable segment that will be referred to and reported as “Beauty & Wellness.” The second is the creation of a North America Regional Market Organization responsible for sales and go to market strategies for all categories and channels in the United States and Canada. The third is further centralization of certain functions under shared services, especially in Operations and Finance to better support the business segments and RMOs. The new structure will reduce the size of the global workforce by approximately 10%. The majority of the role reductions will be completed by March 1st, 2023. Nearly all of the remaining role reductions are expected to be completed before the end of fiscal year 2024. The Company believes that these changes better focus business segment resources on brand development, consumer-centric innovation and marketing, the RMOs on sales and go to market strategies, and shared services on their respective areas of expertise while also creating a more efficient and effective organizational structure. Beginning with the Company's fiscal 2023 Form 10-K, future disclosures will reflect the two reportable segments, Home & Outdoor and Beauty & Wellness.

Consistent with the second quarter of fiscal 2023, the Company continues to have the following expectations regarding Project Pegasus:
•Targeted annualized pre-tax operating profit improvements of approximately $75 million to $85 million, which the Company expects to begin in fiscal 2024 and be substantially achieved by the end of fiscal 2026.
•Estimated cadence of the recognition of the savings will be approximately 25% in fiscal 2024, approximately 50% in fiscal 2025 and approximately 25% in fiscal 2026.
•Total profit improvements to be realized approximately 60% through reduced cost of goods sold and 40% through lower SG&A.
•Total one-time pre-tax restructuring charges of approximately $85 million to $95 million over the duration of the plan, which is expected to be completed during fiscal 2025 and will primarily be comprised of severance and employee related costs, professional fees, contract termination costs, and other exit and disposal costs.
•All of the Company's operating segments and shared services will be impacted by the plan.

Updated Fiscal 2023 Annual Outlook

The Company believes that Core business growth is the most relevant basis, as it provides the best comparability between historical and future periods. Due to the sale of the Personal Care business, the Company is not currently expecting any material activity related to Non-Core business in fiscal 2023. Therefore, the amounts included in its updated outlook for fiscal 2023 will be shown on a consolidated basis. However, due to the fact that the fiscal 2022 results include material activity related to Non-Core business, the year-over-year growth rates on a consolidated and Core business basis will be different. Where appropriate, the information provided in the outlook will reflect growth rates on both a consolidated and Core business basis.

The Company now expects consolidated net sales revenue in the range of $2.025 billion to $2.050 billion, which implies a decline of 8.9% to 7.8%, and a Core business decline of 7.5% to 6.4%.

The Company’s updated fiscal year net sales outlook reflects the following expectations by segment:
•Home & Outdoor net sales growth of 2.5% to 3.5%; including net sales from Osprey of $180 million to $185 million;
•Health & Wellness net sales decline of 11% to 10%; and
•Beauty Core business net sales decline of 18.5% to 17.5%; including net sales from Curlsmith of $35 million to $40 million.

The Company now expects consolidated GAAP diluted EPS of $4.82 to $5.11 and consolidated non-GAAP adjusted diluted EPS in the range of $9.20 to $9.40, which implies a decrease in consolidated adjusted diluted EPS in the range of 25.6% to 23.9%, and a decrease in Core adjusted diluted EPS in the range of 24.5% to 22.8%. This includes adjusted diluted EPS contribution from Osprey of approximately $0.35 to $0.40, and $0.20 to $0.25 from Curlsmith.

The Company’s updated consolidated net sales and EPS outlooks reflect the following assumptions:
•the assumption that the severity of the cough/cold/flu season will be higher than pre-COVID historical averages;
•December 2022 foreign currency exchange rates will remain constant for the remainder of the fiscal year;
•the estimated net favorable impact to net sales of approximately $10 million and adjusted diluted EPS of approximately $0.10 related to the EPA matter;
•estimated incremental after-tax inflationary cost pressures in the range of $50 million to $55 million, or approximately $2.10 to $2.25 of adjusted diluted EPS;
•expected interest expense of $42 million to $43 million based on the current assumption that the Federal Open Market Committee will increase interest rates by 450 basis points during calendar year 2022;
•a reported consolidated GAAP effective tax rate range of 19.5% to 19.9% for the full fiscal year 2023 and a consolidated adjusted effective tax rate range of 13.1% to 13.6%; and
•an estimated weighted average diluted shares outstanding of 24.1 million.

The Company now expects capital and intangible asset expenditures of $175 million to $185 million for the full fiscal year 2023 including expected expenditures of $150 million to $155 million related to the construction of a previously announced new distribution facility that is expected to be completed by the end of fiscal 2023.

The likelihood and potential impact of any fiscal 2023 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s updated outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, January 5, 2023. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on January 5, 2023 until 11:59 p.m. Eastern Time on January 19, 2023 and can be accessed by dialing (844) 512-2921 and entering replay pin number 13734889. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information see Note 6 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar. The Company sometimes refers to these brands as its Leadership Brands. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events, or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, EPS results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-Q for the quarterly period ended November 30, 2022, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the geographic concentration and peak season capacity of certain United States (“U.S.”) distribution facilities which increase its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and Ukraine, and volatility in the global credit and financial markets and economy, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises (including any lingering effects of new surges in COVID-19) or similar conditions, risks associated with the use of licensed trademarks from or to third parties, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, expectations regarding the Company's global restructuring plan initiatives and the Company's ability to realize targeted savings, including expectations concerning costs and savings, are based on management’s estimates available at the time and are subject to a number of assumptions that could materially impact such estimates, expectations regarding recent acquisitions (including Curlsmith and Osprey) and any future acquisitions or divestitures, including the Company's ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other environmental, social and governance matters, the risks associated with significant changes in or the Company's compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company's ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of significant tariffs or other restrictions being placed on imports from China, Mexico or Vietnam or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, increased costs of raw materials, energy and transportation, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements, risks associated with foreign currency exchange rate fluctuations, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Partner
(203) 682-8200

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income (2)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2022		2021
Sales revenue, net	$558,606	100.0%	$624,884	100.0%
Cost of goods sold	301,930	54.1%	351,051	56.2%
Gross profit	256,676	45.9%	273,833	43.8%
Selling, general and administrative expense (“SG&A”)	169,020	30.3%	183,788	29.4%
Restructuring charges	10,463	1.9%	5	—%
Operating income	77,193	13.8%	90,040	14.4%
Non-operating income, net	5	—%	52	—%
Interest expense	13,149	2.4%	3,206	0.5%
Income before income tax	64,049	11.5%	86,886	13.9%
Income tax expense	12,223	2.2%	11,203	1.8%
Net income	$51,826	9.3%	$75,683	12.1%

Diluted earnings per share (“EPS”)	$2.15		$3.10

Weighted average shares of common stock used in computing diluted EPS	24,078		24,399

	Nine Months Ended November 30,
	2022		2021
Sales revenue, net	$1,588,084	100.0%	$1,641,335	100.0%
Cost of goods sold	898,791	56.6%	936,322	57.0%
Gross profit	689,293	43.4%	705,013	43.0%
SG&A	515,974	32.5%	482,467	29.4%
Restructuring charges	15,241	1.0%	380	—%
Operating income	158,078	10.0%	222,166	13.5%
Non-operating income, net	185	—%	185	—%
Interest expense	26,688	1.7%	9,508	0.6%
Income before income tax	131,575	8.3%	212,843	13.0%
Income tax expense	24,482	1.5%	28,873	1.8%
Net income	$107,093	6.7%	$183,970	11.2%

Diluted EPS	$4.45		$7.52

Weighted average shares of common stock used in computing diluted EPS	24,086		24,461

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$558,606	100.0%	$—		$558,606	100.0%
Cost of goods sold	301,930	54.1%	(370)	(7)	301,560	54.0%
Gross profit	256,676	45.9%	370		257,046	46.0%
SG&A	169,020	30.3%	(1,733)	(7)	164,370	29.4%
			9,676	(8)
			(4,652)	(9)
			(7,941)	(10)
Restructuring charges	10,463	1.9%	(10,463)	(11)	—	—%
Operating income	77,193	13.8%	15,483		92,676	16.6%
Non-operating income, net	5	—%	—		5	—%
Interest expense	13,149	2.4%	—		13,149	2.4%
Income before income tax	64,049	11.5%	15,483		79,532	14.2%
Income tax expense	12,223	2.2%	1,050		13,273	2.4%
Net income	$51,826	9.3%	$14,433		$66,259	11.9%

Diluted EPS	$2.15		$0.60		$2.75

Weighted average shares of common stock used in computing diluted EPS	24,078				24,078

	Three Months Ended November 30, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$624,884	100.0%	$—		$624,884	100.0%
Cost of goods sold	351,051	56.2%	(306)	(7)	350,745	56.1%
Gross profit	273,833	43.8%	306		274,139	43.9%
SG&A	183,788	29.4%	(4,620)	(7)	168,020	26.9%
			(1,605)	(12)
			(2,994)	(9)
			(6,549)	(10)
Restructuring charges	5	—%	(5)	(11)	—	—%
Operating income	90,040	14.4%	16,079		106,119	17.0%
Non-operating income, net	52	—%	—		52	—%
Interest expense	3,206	0.5%	—		3,206	0.5%
Income before income tax	86,886	13.9%	16,079		102,965	16.5%
Income tax expense	11,203	1.8%	1,113		12,316	2.0%
Net income	$75,683	12.1%	$14,966		$90,649	14.5%

Diluted EPS	$3.10		$0.61		$3.72

Weighted average shares of common stock used in computing diluted EPS	24,399				24,399

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted EPS (2) (6)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30, 2022
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,588,084	100.0%	$—		$1,588,084	100.0%
Cost of goods sold	898,791	56.6%	(16,928)	(7)	881,863	55.5%
Gross profit	689,293	43.4%	16,928		706,221	44.5%
SG&A	515,974	32.5%	(5,173)	(7)	471,976	29.7%
			(2,784)	(12)
			9,676	(8)
			(13,662)	(9)
			(32,055)	(10)
Restructuring charges	15,241	1.0%	(15,241)	(11)	—	—%
Operating income	158,078	10.0%	76,167		234,245	14.8%
Non-operating income, net	185	—%	—		185	—%
Interest expense	26,688	1.7%	—		26,688	1.7%
Income before income tax	131,575	8.3%	76,167		207,742	13.1%
Income tax expense	24,482	1.5%	4,114		28,596	1.8%
Net income	$107,093	6.7%	$72,053		$179,146	11.3%

Diluted EPS	$4.45		$2.99		$7.44

Weighted average shares of common stock used in computing diluted EPS	24,086				24,086

	Nine Months Ended November 30, 2021
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net	$1,641,335	100.0%	$—		$1,641,335	100.0%
Cost of goods sold	936,322	57.0%	(13,775)	(7)	922,547	56.2%
Gross profit	705,013	43.0%	13,775		718,788	43.8%
SG&A	482,467	29.4%	(7,223)	(7)	436,327	26.6%
			(1,605)	(12)
			(8,963)	(9)
			(28,349)	(10)
Restructuring charges	380	—%	(380)	(11)	—	—%
Operating income	222,166	13.5%	60,295		282,461	17.2%
Non-operating income, net	185	—%	—		185	—%
Interest expense	9,508	0.6%	—		9,508	0.6%
Income before income tax	212,843	13.0%	60,295		273,138	16.6%
Income tax expense	28,873	1.8%	3,337		32,210	2.0%
Net income	$183,970	11.2%	$56,958		$240,928	14.7%

Diluted EPS	$7.52		$2.33		$9.85

Weighted average shares of common stock used in computing diluted EPS	24,461				24,461

Consolidated and Segment Net Sales Revenue
(Unaudited) (in thousands)

	Three Months Ended November 30,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$246,135	$203,900	$174,849	$624,884
Organic business (1)	(57,262)	(22,046)	(36,242)	(115,550)
Impact of foreign currency	(3,191)	(1,371)	(2,512)	(7,074)
Acquisition (2)	43,255	—	13,091	56,346
Change in sales revenue, net	(17,198)	(23,417)	(25,663)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$180,483	$149,186	$558,606

Total net sales revenue growth (decline)	(7.0)%	(11.5)%	(14.7)%	(10.6)%
Organic business	(23.3)%	(10.8)%	(20.7)%	(18.5)%
Impact of foreign currency	(1.3)%	(0.7)%	(1.4)%	(1.1)%
Acquisition	17.6%	—%	7.5%	9.0%

	Nine Months Ended November 30,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$654,997	$549,475	$436,863	$1,641,335
Organic business (1)	(85,186)	(16,939)	(104,759)	(206,884)
Impact of foreign currency	(7,950)	(2,606)	(4,253)	(14,809)
Acquisition (2)	141,898	—	26,544	168,442
Change in sales revenue, net	48,762	(19,545)	(82,468)	(53,251)
Fiscal 2023 sales revenue, net	$703,759	$529,930	$354,395	$1,588,084

Total net sales revenue growth (decline)	7.4%	(3.6)%	(18.9)%	(3.2)%
Organic business	(13.0)%	(3.1)%	(24.0)%	(12.6)%
Impact of foreign currency	(1.2)%	(0.5)%	(1.0)%	(0.9)%
Acquisition	21.7%	—%	6.1%	10.3%

Leadership Brand and Other Net Sales Revenue (2)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	2022	2021	$ Change	% Change
Leadership Brand sales revenue, net (4)	$451,500	$506,982	$(55,482)	(10.9)%
All other sales revenue, net	107,106	117,902	(10,796)	(9.2)%
Total sales revenue, net	$558,606	$624,884	$(66,278)	(10.6)%

	Nine Months Ended November 30,
	2022	2021	$ Change	% Change
Leadership Brand sales revenue, net (4)	$1,338,849	$1,329,858	$8,991	0.7%
All other sales revenue, net	249,235	311,477	(62,242)	(20.0)%
Total sales revenue, net	$1,588,084	$1,641,335	$(53,251)	(3.2)%

Consolidated and Segment Net Sales from Core and Non-Core Business (3)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$246,135	$203,900	$174,849	$624,884
Core business	(17,198)	(23,417)	(21,288)	(61,903)
Non-Core business (Personal Care)	—	—	(4,375)	(4,375)
Change in sales revenue, net	(17,198)	(23,417)	(25,663)	(66,278)
Fiscal 2023 sales revenue, net	$228,937	$180,483	$149,186	$558,606

Total net sales revenue decline	(7.0)%	(11.5)%	(14.7)%	(10.6)%
Core business	(7.0)%	(11.5)%	(12.2)%	(9.9)%
Non-Core business (Personal Care)	—%	—%	(2.5)%	(0.7)%

	Nine Months Ended November 30,
	Home & Outdoor	Health & Wellness	Beauty	Total
Fiscal 2022 sales revenue, net	$654,997	$549,475	$436,863	$1,641,335
Core business	48,762	(19,545)	(52,231)	(23,014)
Non-Core business (Personal Care)	—	—	(30,237)	(30,237)
Change in sales revenue, net	48,762	(19,545)	(82,468)	(53,251)
Fiscal 2023 sales revenue, net	$703,759	$529,930	$354,395	$1,588,084

Total net sales revenue growth (decline)	7.4%	(3.6)%	(18.9)%	(3.2)%
Core business	7.4%	(3.6)%	(12.0)%	(1.4)%
Non-Core business (Personal Care)	—%	—%	(6.9)%	(1.8)%

Consolidated Net Sales by Geographic Region
(Unaudited) (in thousands)

	Three Months Ended November 30,
	2022		2021
U.S. sales revenue, net	$410,832	73.5%	$496,666	79.5%
International sales revenue, net	147,774	26.5%	128,218	20.5%
Total sales revenue, net	$558,606	100.0%	$624,884	100.0%

	Nine Months Ended November 30,
	2022		2021
U.S. sales revenue, net	$1,170,349	73.7%	$1,271,102	77.4%
International sales revenue, net	417,735	26.3%	370,233	22.6%
Total sales revenue, net	$1,588,084	100.0%	$1,641,335	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (6)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2022
	Home & Outdoor (2)		Health & Wellness		Beauty (2)		Total
Operating income, as reported (GAAP)	$30,847	13.5%	$21,257	11.8%	$25,089	16.8%	$77,193	13.8%
Acquisition-related expenses	(2)	—%	—	—%	2	—%	—	—%
EPA compliance costs	—	—%	2,103	1.2%	—	—%	2,103	0.4%
Gain from insurance recoveries	—	—%	(8,167)	(4.5)%	(1,509)	(1.0)%	(9,676)	(1.7)%
Restructuring charges	5,090	2.2%	2,893	1.6%	2,480	1.7%	10,463	1.9%
Subtotal	35,935	15.7%	18,086	10.0%	26,062	17.5%	80,083	14.3%
Amortization of intangible assets	1,756	0.8%	582	0.3%	2,314	1.6%	4,652	0.8%
Non-cash share-based compensation	2,169	0.9%	2,665	1.5%	3,107	2.1%	7,941	1.4%
Adjusted operating income (non-GAAP)	$39,860	17.4%	$21,333	11.8%	$31,483	21.1%	$92,676	16.6%

	Three Months Ended November 30, 2021
	Home & Outdoor		Health & Wellness		Beauty		Total
Operating income, as reported (GAAP)	$43,239	17.6%	$13,573	6.7%	$33,228	19.0%	$90,040	14.4%
Acquisition-related expenses	1,605	0.7%	—	—%	—	—%	1,605	0.3%
EPA compliance costs	—	—%	4,926	2.4%	—	—%	4,926	0.8%
Restructuring charges	—	—%	—	—%	5	—%	5	—%
Subtotal	44,844	18.2%	18,499	9.1%	33,233	19.0%	96,576	15.5%
Amortization of intangible assets	525	0.2%	572	0.3%	1,897	1.1%	2,994	0.5%
Non-cash share-based compensation	2,339	1.0%	2,717	1.3%	1,493	0.9%	6,549	1.0%
Adjusted operating income (non-GAAP)	$47,708	19.4%	$21,788	10.7%	$36,623	20.9%	$106,119	17.0%

	Nine Months Ended November 30, 2022
	Home & Outdoor (2)		Health & Wellness		Beauty (2)		Total
Operating income, as reported (GAAP)	$102,722	14.6%	$12,505	2.4%	$42,851	12.1%	$158,078	10.0%
Acquisition-related expenses	117	—%	—	—%	2,667	0.8%	2,784	0.2%
EPA compliance costs	—	—%	22,101	4.2%	—	—%	22,101	1.4%
Gain from insurance recoveries	—	—%	(8,167)	(1.5)%	(1,509)	(0.4)%	(9,676)	(0.6)%
Restructuring charges	5,562	0.8%	6,447	1.2%	3,232	0.9%	15,241	1.0%
Subtotal	108,401	15.4%	32,886	6.2%	47,241	13.3%	188,528	11.9%
Amortization of intangible assets	5,255	0.7%	1,743	0.3%	6,664	1.9%	13,662	0.9%
Non-cash share-based compensation	10,807	1.5%	11,078	2.1%	10,170	2.9%	32,055	2.0%
Adjusted operating income (non-GAAP)	$124,463	17.7%	$45,707	8.6%	$64,075	18.1%	$234,245	14.8%

	Nine Months Ended November 30, 2021
	Home & Outdoor		Health & Wellness		Beauty		Total
Operating income, as reported (GAAP)	$112,303	17.1%	$29,616	5.4%	$80,247	18.4%	$222,166	13.5%
Acquisition-related expenses	1,605	0.2%	—	—%	—	—%	1,605	0.1%
EPA compliance costs	—	—%	20,998	3.8%	—	—%	20,998	1.3%
Restructuring charges	369	0.1%	—	—%	11	—%	380	—%
Subtotal	114,277	17.4%	50,614	9.2%	80,258	18.4%	245,149	14.9%
Amortization of intangible assets	1,562	0.2%	1,709	0.3%	5,692	1.3%	8,963	0.5%
Non-cash share-based compensation	11,047	1.7%	10,229	1.9%	7,073	1.6%	28,349	1.7%
Adjusted operating income (non-GAAP)	$126,886	19.4%	$62,552	11.4%	$93,023	21.3%	$282,461	17.2%

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (6)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2022
	Home & Outdoor (2)	Health & Wellness	Beauty (2)	Total
Operating income, as reported (GAAP)	$30,847	$21,257	$25,089	$77,193
Depreciation and amortization	4,716	3,446	3,551	11,713
Non-operating income, net	—	—	5	5
EBITDA (non-GAAP)	35,563	24,703	28,645	88,911
Add: Acquisition-related expenses	(2)	—	2	—
EPA compliance costs	—	2,103	—	2,103
Gain from insurance recoveries	—	(8,167)	(1,509)	(9,676)
Restructuring charges	5,090	2,893	2,480	10,463
Non-cash share-based compensation	2,169	2,665	3,107	7,941
Adjusted EBITDA (non-GAAP)	$42,820	$24,197	$32,725	$99,742

	Three Months Ended November 30, 2021
	Home & Outdoor	Health & Wellness	Beauty	Total
Operating income, as reported (GAAP)	$43,239	$13,573	$33,228	$90,040
Depreciation and amortization	2,894	2,529	3,218	8,641
Non-operating income, net	—	—	52	52
EBITDA (non-GAAP)	46,133	16,102	36,498	98,733
Add: Acquisition-related expenses	1,605	—	—	1,605
EPA compliance costs	—	4,926	—	4,926
Restructuring charges	—	—	5	5
Non-cash share-based compensation	2,339	2,717	1,493	6,549
Adjusted EBITDA (non-GAAP)	$50,077	$23,745	$37,996	$111,818

	Nine Months Ended November 30, 2022
	Home & Outdoor (2)	Health & Wellness	Beauty (2)	Total
Operating income, as reported (GAAP)	$102,722	$12,505	$42,851	$158,078
Depreciation and amortization	13,704	9,279	10,347	33,330
Non-operating income, net	—	—	185	185
EBITDA (non-GAAP)	116,426	21,784	53,383	191,593
Add: Acquisition-related expenses	117	—	2,667	2,784
EPA compliance costs	—	22,101	—	22,101
Gain from insurance recoveries	—	(8,167)	(1,509)	(9,676)
Restructuring charges	5,562	6,447	3,232	15,241
Non-cash share-based compensation	10,807	11,078	10,170	32,055
Adjusted EBITDA (non-GAAP)	$132,912	$53,243	$67,943	$254,098

Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA (6)
(Unaudited) (in thousands)

	Nine Months Ended November 30, 2021
	Home & Outdoor	Health & Wellness	Beauty	Total
Operating income, as reported (GAAP)	$112,303	$29,616	$80,247	$222,166
Depreciation and amortization	8,257	7,879	9,946	26,082
Non-operating income, net	—	—	185	185
EBITDA (non-GAAP)	120,560	37,495	90,378	248,433
Add: Acquisition-related expenses	1,605	—	—	1,605
EPA compliance costs	—	20,998	—	20,998
Restructuring charges	369	—	11	380
Non-cash share-based compensation	11,047	10,229	7,073	28,349
Adjusted EBITDA (non-GAAP)	$133,581	$68,722	$97,462	$299,765

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$64,049	$12,223	$51,826	$2.66	$0.51	$2.15
Acquisition-related expenses	—	—	—	—	—	—
EPA compliance costs	2,103	32	2,071	0.09	—	0.09
Gain from insurance recoveries	(9,676)	(121)	(9,555)	(0.40)	(0.01)	(0.40)
Restructuring charges	10,463	131	10,332	0.43	0.01	0.43
Subtotal	66,939	12,265	54,674	2.78	0.51	2.27
Amortization of intangible assets	4,652	534	4,118	0.19	0.02	0.17
Non-cash share-based compensation	7,941	474	7,467	0.33	0.02	0.31
Adjusted (non-GAAP)	$79,532	$13,273	$66,259	$3.30	$0.55	$2.75

Weighted average shares of common stock used in computing diluted EPS						24,078

	Three Months Ended November 30, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$86,886	$11,203	$75,683	$3.56	$0.46	$3.10
Acquisition-related expenses	1,605	58	1,547	0.07	—	0.06
EPA compliance costs	4,926	74	4,852	0.20	—	0.20
Restructuring charges	5	—	5	—	—	—
Subtotal	93,422	11,335	82,087	3.83	0.46	3.36
Amortization of intangible assets	2,994	197	2,797	0.12	0.01	0.11
Non-cash share-based compensation	6,549	784	5,765	0.27	0.03	0.24
Adjusted (non-GAAP)	$102,965	$12,316	$90,649	$4.22	$0.50	$3.72

Weighted average shares of common stock used in computing diluted EPS						24,399

	Three Months Ended November 30, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$97,876	$13,721	$84,155	$3.89	$0.55	$3.34
Restructuring charges	(12)	—	(12)	—	—	—
Subtotal	97,864	13,721	84,143	3.89	0.55	3.34
Amortization of intangible assets	4,501	204	4,297	0.18	0.01	0.17
Non-cash share-based compensation	6,739	403	6,336	0.27	0.02	0.25
Adjusted (non-GAAP)	$109,104	$14,328	$94,776	$4.33	$0.57	$3.76

Weighted average shares of common stock used in computing diluted EPS						25,192

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$76,594	$7,895	$68,699	$3.02	$0.31	$2.71
Acquisition-related expenses	1,475	22	1,453	0.06	—	0.06
Restructuring charges	12	—	12	—	—	—
Subtotal	78,081	7,917	70,164	3.07	0.31	2.76
Amortization of intangible assets	4,790	252	4,538	0.19	0.01	0.18
Non-cash share-based compensation	4,758	343	4,415	0.19	0.01	0.17
Adjusted (non-GAAP)	$87,629	$8,512	$79,117	$3.45	$0.34	$3.12

Weighted average shares of common stock used in computing diluted EPS						25,396

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30, 2022
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$131,575	$24,482	$107,093	$5.46	$1.02	$4.45
Acquisition-related expenses	2,784	2	2,782	0.12	—	0.12
EPA compliance costs	22,101	332	21,769	0.92	0.01	0.90
Gain from insurance recoveries	(9,676)	(121)	(9,555)	(0.40)	(0.01)	(0.40)
Restructuring charges	15,241	192	15,049	0.63	0.01	0.62
Subtotal	162,025	24,887	137,138	6.73	1.03	5.69
Amortization of intangible assets	13,662	1,581	12,081	0.57	0.07	0.50
Non-cash share-based compensation	32,055	2,128	29,927	1.33	0.09	1.24
Adjusted (non-GAAP)	$207,742	$28,596	$179,146	$8.63	$1.19	$7.44

Weighted average shares of common stock used in computing diluted EPS						24,086

	Nine Months Ended November 30, 2021
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$212,843	$28,873	$183,970	$8.70	$1.18	$7.52
Acquisition-related expenses	1,605	58	1,547	0.07	—	0.06
EPA compliance costs	20,998	315	20,683	0.86	0.01	0.85
Restructuring charges	380	6	374	0.02	—	0.02
Subtotal	235,826	29,252	206,574	9.64	1.20	8.45
Amortization of intangible assets	8,963	603	8,360	0.37	0.02	0.34
Non-cash share-based compensation	28,349	2,355	25,994	1.16	0.10	1.06
Adjusted (non-GAAP)	$273,138	$32,210	$240,928	$11.17	$1.32	$9.85

Weighted average shares of common stock used in computing diluted EPS						24,461

	Nine Months Ended November 30, 2020
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$247,835	$16,061	$231,774	$9.78	$0.63	$9.14
Restructuring charges	355	2	353	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	248,190	25,420	222,770	9.79	1.00	8.79
Amortization of intangible assets	13,527	651	12,876	0.53	0.03	0.51
Non-cash share-based compensation	20,654	1,406	19,248	0.82	0.06	0.76
Adjusted (non-GAAP)	$282,371	$27,477	$254,894	$11.14	$1.08	$10.05

Weighted average shares of common stock used in computing diluted EPS						25,350

Reconciliation of Non-GAAP Financial Measures – GAAP Income and Diluted EPS to
Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (6)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30, 2019
	Income			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$172,018	$16,530	$155,488	$6.80	$0.65	$6.15
Acquisition-related expenses	1,475	22	1,453	0.06	—	0.06
Restructuring charges	1,061	68	993	0.04	—	0.04
Subtotal	174,554	16,620	157,934	6.90	0.66	6.24
Amortization of intangible assets	13,129	621	12,508	0.52	0.02	0.49
Non-cash share-based compensation	18,743	1,434	17,309	0.74	0.06	0.68
Adjusted (non-GAAP)	$206,426	$18,675	$187,751	$8.16	$0.74	$7.42

Weighted average shares of common stock used in computing diluted EPS						25,295

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2022	2021	$ Change	% Change
Sales revenue, net
Core	$558,606	$620,509	$(61,903)	(10.0)%
Non-Core	—	4,375	(4,375)	(100.0)%
Total	$558,606	$624,884	$(66,278)	(10.6)%

	Three Months Ended November 30,
	2022	2021	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$2.75	$3.72	$(0.97)	(26.1)%
Non-Core	—	—	—	—%
Total	$2.75	$3.72	$(0.97)	(26.1)%

	Three Months Ended November 30,
Core Business:	2022	2021
Diluted EPS, as reported	$2.15	$3.10
Acquisition-related expenses, net of tax	—	0.06
EPA compliance costs, net of tax	0.09	0.20
Gain from insurance recoveries	(0.40)	—
Restructuring charges, net of tax	0.43	—
Subtotal	2.27	3.36
Amortization of intangible assets, net of tax	0.17	0.11
Non-cash share-based compensation, net of tax	0.31	0.24
Adjusted Diluted EPS (non-GAAP)	$2.75	$3.72

	Three Months Ended November 30,
Non-Core Business:	2022	2021
Diluted EPS, as reported	$—	$—
Adjusted Diluted EPS (non-GAAP)	$—	$—

Diluted EPS, as reported (GAAP)	$2.15	$3.10

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2020	2019
Sales revenue, net
Core	$617,766	$450,742
Non-Core	19,971	23,995
Total	$637,737	$474,737

	Three Months Ended November 30,
	2020	2019
Adjusted Diluted EPS (non-GAAP)
Core	$3.61	$2.98
Non-Core	0.15	0.14
Total	$3.76	$3.12

	Three Months Ended November 30,
Core Business:	2020	2019
Diluted EPS, as reported	$3.19	$2.62
Acquisition-related expenses, net of tax	—	0.06
Subtotal	3.19	2.68
Amortization of intangible assets, net of tax	0.17	0.13
Non-cash share-based compensation, net of tax	0.25	0.17
Adjusted Diluted EPS (non-GAAP)	$3.61	$2.98

	Three Months Ended November 30,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.15	$0.09
Amortization of intangible assets, net of tax	—	0.05
Non-cash share-based compensation, net of tax	—	—
Adjusted Diluted EPS (non-GAAP)	$0.15	$0.14

Diluted EPS, as reported (GAAP)	$3.34	$2.71

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30,
	2022	2021	$ Change	% Change
Sales revenue, net
Core	$1,588,084	$1,611,098	$(23,014)	(1.4)%
Non-Core	—	30,237	(30,237)	(100.0)%
Total	$1,588,084	$1,641,335	$(53,251)	(3.2)%

	Nine Months Ended November 30,
	2022	2021	$ Change	% Change
Adjusted Diluted EPS (non-GAAP)
Core	$7.44	$9.67	$(2.23)	(23.1)%
Non-Core	—	0.18	(0.18)	(100.0)%
Total	$7.44	$9.85	$(2.41)	(24.5)%

	Nine Months Ended November 30,
Core Business:	2022	2021
Diluted EPS, as reported	$4.45	$7.35
Acquisition-related expenses, net of tax	0.12	0.06
EPA compliance costs, net of tax	0.90	0.85
Gain from insurance recoveries	(0.40)	—
Restructuring charges, net of tax	0.62	0.02
Subtotal	5.69	8.28
Amortization of intangible assets, net of tax	0.50	0.34
Non-cash share-based compensation, net of tax	1.24	1.05
Adjusted Diluted EPS (non-GAAP)	$7.44	$9.67

	Nine Months Ended November 30,
Non-Core Business:	2022	2021
Diluted EPS, as reported	$—	$0.17
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$—	$0.18

Diluted EPS, as reported (GAAP)	$4.45	$7.52

Consolidated Core and Non-Core Net Sales and Reconciliation of Non-GAAP Financial
Measures – Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (3) (6)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30,
	2020	2019
Sales revenue, net
Core	$1,526,995	$1,193,454
Non-core	62,429	71,613
Total	$1,589,424	$1,265,067

	Nine Months Ended November 30,
	2020	2019
Adjusted Diluted EPS (non-GAAP)
Core	$9.58	$6.98
Non-core	0.47	0.44
Total	$10.05	$7.42

	Nine Months Ended November 30,
Core Business:	2020	2019
Diluted EPS, as reported	$8.67	$5.85
Acquisition-related expenses, net of tax	—	0.06
Restructuring charges, net of tax	0.01	0.02
Tax Reform	(0.37)	—
Subtotal	8.31	5.93
Amortization of intangible assets, net of tax	0.51	0.38
Non-cash share-based compensation, net of tax	0.76	0.67
Adjusted Diluted EPS (non-GAAP)	$9.58	$6.98

	Nine Months Ended November 30,
Non-Core Business:	2020	2019
Diluted EPS, as reported	$0.47	$0.30
Restructuring charges, net of tax	—	0.01
Subtotal	0.47	0.31
Amortization of intangible assets, net of tax	—	0.12
Non-cash share-based compensation, net of tax	—	0.01
Adjusted Diluted EPS (non-GAAP)	$0.47	$0.44

Diluted EPS, as reported (GAAP)	$9.14	$6.15

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information
(Unaudited) (in thousands)

	November 30,
	2022	2021
Balance Sheet:
Cash and cash equivalents	$45,337	$44,344
Receivables, net	505,555	505,933
Inventory	536,793	585,811
Assets held for sale	—	2,265
Total assets, current	1,122,401	1,164,989
Total assets	3,129,425	2,487,405
Total liabilities, current	522,702	625,308
Total long-term liabilities	1,149,650	507,139
Total debt	1,080,460	447,468
Stockholders' equity	1,457,073	1,354,958
Liquidity:
Working capital	$599,699	$539,681

	Nine Months Ended November 30,
	2022	2021
Accounts receivable turnover (days) (13)	70.6	70.4
Inventory turnover (times) (13)	2.1	2.3
Working capital	$599,699	$539,681
Current ratio	2.1:1	1.9:1
Ending debt to ending equity ratio	74.2%	33.0%
Return on average equity (13)	10.7%	16.4%

	Nine Months Ended November 30,
	2022	2021
Cash Flow:
Depreciation and amortization	$33,330	$26,082
Net cash provided (used) by operating activities	49,523	(5,054)
Capital and intangible asset expenditures	146,194	41,529
Net debt proceeds	266,452	103,100
Payments for repurchases of common stock	18,350	113,019

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided (Used) by Operating Activities to Free Cash Flow (Non-GAAP) (6)
(Unaudited) (in thousands)

	Nine Months Ended November 30,
	2022	2021
Net cash provided (used) by operating activities (GAAP)	$49,523	$(5,054)
Less: Capital and intangible asset expenditures	(146,194)	(41,529)
Free cash flow (non-GAAP)	$(96,671)	$(46,583)

Updated Fiscal 2023 Outlook for Net Sales Revenue (3)
(Unaudited)
(in thousands)

Consolidated:	Fiscal 2022	Updated Outlook for Fiscal 2023
Net sales revenue	$2,223,355	$2,025,000	—	$2,050,000
Net sales revenue decline		(8.9)%	—	(7.8)%

Core Business:
Net sales revenue	$2,189,239	$2,025,000	—	$2,050,000
Net sales revenue decline		(7.5)%	—	(6.4)%

Reconciliation of Non-GAAP Financial Measures - Updated Fiscal 2023 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) (3) (6)  (Unaudited)

Consolidated & Core Business	Nine Months Ended November 30, 2022	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2023
Diluted EPS, as reported (GAAP)	$4.45	$0.37	—	$0.66	$4.82	—	$5.11
Acquisition-related expenses, net of tax	0.12	—	—	—	0.12	—	0.12
EPA compliance costs, net of tax	0.90	0.02	—	0.01	0.92	—	0.91
Gain from insurance recoveries, net of tax	(0.40)	—	—	—	(0.40)	—	(0.40)
Restructuring charges, net of tax	0.62	0.84	—	0.80	1.46	—	1.42
Subtotal	5.69	1.23	—	1.47	6.92	—	7.16
Amortization of intangible assets, net of tax	0.50	0.19	—	0.17	0.69	—	0.67
Non-cash share-based compensation, net of tax	1.24	0.35	—	0.33	1.59	—	1.57
Adjusted diluted EPS (non-GAAP)	$7.44	$1.76	—	$1.96	$9.20	—	$9.40

Reconciliation of Non-GAAP Financial Measures - Updated Fiscal 2023 Outlook for Effective Tax Rate (GAAP) to Adjusted Effective Tax Rate (Non-GAAP) (3) (6) (Unaudited)

Consolidated & Core Business	Nine Months Ended November 30, 2022	Outlook for the Balance of the Fiscal Year (Three Months)			Updated Outlook Fiscal 2023
Effective tax rate, as reported (GAAP)	18.6%	30.8%	—	25.7%	19.9%	—	19.5%
Acquisition-related expenses	(0.3)%	(0.1)%	—	(0.1)%	(0.3)%	—	(0.3)%
EPA compliance costs	(2.4)%	(0.4)%	—	(0.1)%	(2.1)%	—	(2.0)%
Gain from insurance recoveries	1.0%	0.1%	—	—%	0.9%	—	0.9%
Restructuring charges	(1.5)%	(18.7)%	—	(11.3)%	(3.3)%	—	(3.1)%
Subtotal	15.4%	11.7%	—	14.2%	15.1%	—	15.0%
Amortization of intangible assets	(0.5)%	(0.5)%	—	(0.4)%	(0.6)%	—	(0.4)%
Non-cash share-based compensation	(1.1)%	(1.0)%	—	(0.8)%	(1.4)%	—	(1.0)%
Adjusted effective tax rate (non-GAAP)	13.8%	10.2%	—	13.0%	13.1%	—	13.6%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release
(1)Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.
(2)The three and nine month periods ended November 30, 2022 include operating results from Osprey, which was acquired on December 29, 2021, and approximately thirteen and thirty-two weeks of operating results from Curlsmith, respectively, which was acquired on April 22, 2022.
(3)The Company defines Core business as strategic business that it expects to be an ongoing part of its operations, and Non-Core business as business or net assets (including net assets held for sale) that it expects to divest within a year of its designation as Non-Core.
(4)Leadership Brand net sales consists of revenue from the OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar brands.
(5)Online channel net sales revenue includes direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers.
(6)This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Core Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted EPS, Core and Non-Core Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, and Free Cash Flow ("Non-GAAP Financial Measures") that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.
(7)Charges incurred in conjunction with EPA packaging compliance for certain products in the air filtration, water filtration and humidification categories within the Health & Wellness segment.
(8)Gain from insurance recoveries on damaged inventory resulting from a severe weather-related incident that impacted a third-party warehouse facility that the Company used for the Health & Wellness and Beauty segments.
(9)Amortization of intangible assets.
(10)Non-cash share-based compensation.
(11)Charges incurred in connection with the Company’s current restructuring plan, Project Pegasus, and its prior restructuring plan, Project Refuel, which was completed during the fourth quarter of fiscal 2022.
(12)Acquisition-related expenses associated with the definitive agreements to acquire Osprey and Curlsmith included in SG&A for the three and nine month periods ended November 30, 2022.
(13)Accounts receivable turnover, inventory turnover and return on average equity computations use 12 month trailing net sales revenue, cost of goods sold or net income components as required by the particular measure. The current and four prior quarters' ending balances of trade accounts receivable, inventory and equity are used for the purposes of computing the average balance component as required by the particular measure.